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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-56425 of Piedmont Natural Gas Company, Inc. on Form S-3 of our reports dated December 16, 1994 appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended October 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 27, 1995